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                           [ERNST & YOUNG LETTERHEAD]

                                                                    Exhibit 16.1
August 24, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the section titled "Changes in Principal Accountants" in the Form S-1 amendment No. 2, No. 333-38592, of Inrange Technologies Corporation and are in agreement with the statements contained in the first paragraph of such section on page 72 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        /s/ Ernst & Young LLP